Exhibit 21.1
USA Subsidiaries

Name of Subsidiary	State of Registration
UL Verification Services Inc. (1)	Delaware
UL Singapore Holdings LLC	Delaware
UL International, L.L.C.	Delaware
UL LLC	Delaware
STR International, LLC	Delaware
STR Turkey LLC	Delaware
UL Associates LLC	South Carolina
UL Maybach Holdings LLC	Delaware
Emergo Global Representation LLC	Texas
Emergo Global Consulting LLC	Texas
UL Services Group LLC	New York
UL Services Group Foreign Holdings LLC	Delaware
UL TS, Inc.	Minnesota
Data Test Labs Company (2)	Michigan
Consumer Testing Laboratories (Bangladesh) Limited, Inc.	Florida

OUS Subsidiaries

Name of Subsidiary	Country of Registration
UL de Argentina S.R.L.	Argentina
Emergo Asia-Pacific Pty. Limited (3)	Australia
UL International Australia Pty Ltd	Australia
UL Transaction Security Pty. Ltd.	Australia
UL VS Bangladesh Ltd.	Bangladesh
Consumer Testing Laboratories, Ltd	Bangladesh
Specialized Technology Resources - Bangladesh Private Limited	Bangladesh
ChemAdvisor Europe	Belgium
AWS Truepower do Brasil Ltda.	Brazil
DEWI Do Brasil, Engenharia e Comércio De Energia Eolica e Solar LTDA.	Brazil
UL do Brasil Ltda.	Brazil
UL do Brasil Certificações	Brazil
Emergo Brazil Import Importaҫão e Distribuiҫão de Produtos Médicos Hospitalares Ltda. Me. (4)	Brazil
Emergo Brazil Participaҫões e Serviҫos de Consultoria Ltda. (5)	Brazil
UL Testtech Laboratórios de Avaliação da Conformidade Ltda.	Brazil
Underwriters Laboratories of Canada Inc./Laboratoires Des Assureurs Du Canada Inc.	Canada
UL Laboratory Canada Inc./ UL Laboratoire Canada Inc.	Canada
TesTneT Canada Inc.	Canada
UL Business Solutions Canada Inc./Solutions D'Affaires UL Canada Inc.	Canada
UL-CCIC Company Limited (6)	China
UL Changzhou Quality Technology Services Co., Ltd.	China
Emergo Medical Technology (Beijing) Co., Ltd	China
UL VS Shanghai Ltd.	China
UL Standard Technical Service (Shanghai) Co., Ltd. Limited	China
UL (China) Holding Company Limited	China
UL Ningbo Technology Services Co., Ltd.	China
Consumer Testing Laboratories (Shenzhen) Co., Ltd.	China

Green Safety (Shanghai) Investment Management Limited Company	China
KUGLER MAAG CIE Management Consulting (Shanghai) Co., Ltd	China
UL Verification Services (Guangzhou) Co., Ltd.	China
UL de Colombia S.A.S.	Colombia
Emergo Costa Rica S.R.L.	Costa Rica
UL International Demko A/S	Denmark
Futuremark Oy	Finland
UL International (France) SA	France
Emergo France	France
Emergo Deutschland GmbH	Germany
UL Method Park GmbH	Germany
UL International Germany GmbH	Germany
UL International GmbH	Germany
DEWI-OCC Offshore and Certification Centre GmbH	Germany
KUGLER MAAG CIE GmbH	Germany
BatterieIngenieure GmbH	Germany
BatterieIngenieure International GmbH i.L.	Germany
TesTneT Maximator GmbH	Germany
HyAc GmbH (7)	Germany
HyTACC GmbH (8)	Germany
TesTneT Engineering GmbH	Germany
DQS Holding GmbH (9)	Germany
UL VS Hong Kong Limited	Hong Kong
UL International Limited	Hong Kong
Emergo Hong Kong Limited	Hong Kong
Consumer Testing Laboratories (Far East) Ltd.	Hong Kong
Emergo (India) Consulting Private Limited	India
UL Business Services India LLP	India
UL India Private Limited	India
PT. UL International Indonesia	Indonesia
UL Ireland Operations Limited	Ireland
I.L Emergo Israel Ltd.	Israel
Nuovo Istituto Italiano Sicurezza Giocattoli S.r.l.	Italy
Istituto Certificazione Qualita' S.r.l. In Breve ICQ S.r.l.	Italy
UL International Italia S.r.l.	Italy
UL Japan, Inc.	Japan
UL-Shimadzu Laboratory Corporation (10)	Japan
Emergo Japan Consulting K.K.	Japan
UL Korea, Ltd.	Korea
Emergo Korea Ltd.	Korea
UL Services (Malaysia) Sdn.Bhd.	Malaysia
Emergo Malaysia SDN. BHD.	Malaysia
Emergo, S. de R.L. de C.V.	Mexico
UL Business Services Mexico, S. DE R.L. DE C.V.	Mexico
UL de México, S.A. de C.V.	Mexico
UL Responsible Sourcing México, S.A. de C.V.	Mexico
UL Morocco LLC	Morocco
Emergo Europe B.V.	Netherlands
Emergo Europe Consulting B.V.	Netherlands
UL International (Netherlands) B.V.	Netherlands

Underwriters Laboratories Holdings B.V.	Netherlands
Collis Holding B.V.	Netherlands
UL TS B.V.	Netherlands
UL International Services B.V.	Netherlands
UL International New Zealand Limited	New Zealand
Emergo Peru S.R.L.	Peru
UL Verification Services Philippines PLC	Philippines
UL International Polska Spolka Z Ograniczona Odpowiedzialnoscia	Poland
Emergo Consulting LLC	Russian Federation
Gulf Renewable Energy Laboratory (11)	Saudi Arabia
Underwriters Laboratories Advanced for Verification	Saudi Arabia
Emergo Singapore Consulting Private Limited	Singapore
UL Verification Services Private Limited	Singapore
UL International-Singapore Private Limited	Singapore
UL Singapore Holdings PTE. LTD.	Singapore
UL VS South Africa Proprietary Limited	South Africa
UL Services Spain S.L.	Spain
Underwriters Laboratories Iberica, S.L.	Spain
BatterieIngenieure South Europe Sociedad Limitada	Spain
Certification Entity For Renewable Energies, S.L.	Spain
Specialised Technology Resources Lanka (Private) Limited	Sri Lanka
UL International (Sweden) AB	Sweden
UL GmbH	Switzerland
Underwriters Laboratories Taiwan Co., Ltd.	Taiwan
Emergo Taiwan Limited	Taiwan
UL VS Taiwan Ltd.	Taiwan
Underwriters Laboratories (Thailand) Limited (12	Thailand
ICQ (MED)	Tunisia
UL VS Laboratuar Hizmetleri Anonim Şirketi	Turkey
Underwriters Laboratories Middle East FZ-LLC	United Arab Emirates
ULME Trading L.L.C.	United Arab Emirates
UL TS FZE	United Arab Emirates
UL VS Limited	United Kingdom
Emergo Consulting (UK) Limited	United Kingdom
UL Concord Holdings Limited	United Kingdom
HBI Compliance Limited	United Kingdom
Healthy Buildings International Limited	United Kingdom
DB Management Systems Ltd	United Kingdom
UL International (UK) Limited	United Kingdom
Cimteq Holdings Limited	United Kingdom
Cimteq Limited	United Kingdom
UL VS (Vietnam) Co. Ltd.	Vietnam

Footnotes

(1)Does business as Advanced Furniture Testing in Indiana and UL Environment in Georgia.
(2)Does business as DATA Test Labs.
(3)Does business as Emergo Australia.
(4)Does business as Emergo Brazil Import.
(5)Does business as Emergo Brazil Consultoria.
(6)70% owned by UL LLC and 30% owned by China Certification & Inspection Group Co., Ltd.
(7)50% owned by TesTneT Engineering GmbH and 50% by LIFTE H2-GmbH.
(8)33% owned by TesTneT Engineering GmbH and 67% owned by third parties.
(9)27.78% owned by UL International-Singapore Private Limited and remainder percentage owned by 3rd parties.
(10)60% owned by UL Japan, Inc. and 40% owned by Inc., Shimadzu Techno-Research.
(11)55% owned by GCC Electrical Equipment Testing Lab, LLC and 45% owned by UL LLC.
(12)99.999654% owned by UL LLC and 0.000346 % owned by 3rd party minority shareholder.